SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 29, 2016

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION

On February 29, 2016, Evolving Systems entered into the Fifth Amendment (“Fifth Amendment”) to the Loan and Security Agreement with East West Bank (“Credit Facility”).  The purpose of the Fifth Amendment is to convert the Credit Facility to a term loan. The remaining terms and conditions of the Credit Facility are unchanged.

For information relating to the Credit Facility, previously referred to as the Revolving Facility, please see Evolving Systems’ Current Reports on Forms 8-K filed with the SEC on October 25, 2012, November 6, 2014, September 30, 2015 and November 9, 2015.

Text of Agreements.  The full text of the Fifth Amendment to the Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 1, 2016, John Spirtos provided notice to Evolving Systems that he is resigning from the board of directors effective March 4, 2016 and will not stand for election at Evolving Systems’ next annual shareholders’ meeting. Mr. Spirtos had served on the Company’s Board of Directors since December 2009 and was the Chairman of the Investment and Nominating & Governance Committees and a member of the Audit Committee.  There are no disagreements with the Company.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

d)                                     Exhibits. The following exhibits are filed or furnished with this report.

Exhibit No.	Description
10.1	Fifth Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2016

Evolving Systems, Inc.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fifth Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank